Exhibit 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 (Amendment No. 2), of our report dated April 1, 2008, relating to the statement of financial condition and the related statement of operations, changes in member’s equity and cash flows of United States Commodity Funds LLC (formerly Victoria Bay Asset Management, LLC) as of December 31, 2007, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
October 27, 2008